      THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.



Warrant No. PPG-1 (As amended April 28, 1995, June 14, 1995 and March 20, 1996)


                           WARRANT TO PURCHASE COMMON STOCK
                OF SENDX MEDICAL, INC. (formerly UniFET Incorporated)


      This certifies that PPG INDUSTRIES, INC. (the "Holder") and the Holder's registered successors and assigns are entitled, subject to the terms and conditions set forth below, to subscribe for and purchase from SENDX MEDICAL, INC. (formerly UniFET Incorporated) (the "Company") Five Hundred Thousand (500,000) shares of the Common Stock of the Company (the "Warrant Shares") at an exercise price (the "Exercise Price") of One Dollar and Fifty Cents ($1.50) per share, subject to adjustment as set forth herein. The term Warrant Shares as used herein includes the shares of the Company's Common Stock (and such other securities or property into which such shares of Common Stock may hereafter be changed) which are at the time receivable by the Holder upon exercise of this Warrant. The term "Warrant" as used herein shall include this Warrant and any Warrant delivered in substitution or exchange herefor, as provided herein.

              1.   EXERCISE AND EXPIRATION.

                   1.1 EXPIRATION, METHOD OF EXERCISE. This Warrant may be exercised in whole or in part at any time or times, prior to December 31, 1999, at which time this Warrant shall expire. This Warrant shall be exercised by surrender hereof together with delivery of a signed Subscription Agreement in the form attached hereto as Annex I specifying the number of shares to be purchased.

                   1.2 PAYMENT. Payment of the purchase price for the shares to be purchased shall be made upon the delivery of certificates evidencing the shares to be purchased, and shall be made in cash, or by wire transfer or certified check, or by cancellation of all or part of the Secured Promissory Note, including accrued but unpaid interest, issued to the original holder of this Warrant pursuant to the Agreement between the Company and PPG Industries, Inc. dated January 17, 1995.

                   1.3 NET EXERCISE. In addition, the Holder shall have the right, upon its written request delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time or from time to time on or prior to December 31, 1999, for the number of shares of Common Stock having an aggregate Fair Market Value (determined as set forth in Section 1.4 below) on the date of such exchange equal to the difference between
(i) the aggregate Fair Market Value on the date of such exchange of a number of Warrant Shares designated by the Holder and (ii) the aggregate exercise price the Holder would have paid to the Company to purchase such designated number of Warrant Shares upon exercise of this Warrant. Upon any such exchange, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced by such designated number of shares, and, if a balance of purchasable shares remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase such balance of shares. No payment of any cash or other consideration shall be required. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Section be made, or at such later date as may be specified in such request.

                   1.4 FAIR MARKET VALUE. Fair market value of the Common Stock ("Fair Market Value") shall be determined as follows:

                        (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the Nasdaq National Market or Small Cap Market, the current Fair Market Value shall be the last reported sales price of the Common Stock on such exchange or Nasdaq on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or Nasdaq; or

                        (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on Nasdaq, the current Fair Market Value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant (i) by Nasdaq, or
(ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

                        (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current Fair Market Value shall be determined in good faith as promptly as reasonably practicable by the mutual agreement of the Board of Directors and the Holder. If such partes are unable to reach agreement within 20 days after the need for such determination arises, the Board of Directors shall appoint a nationally recognized investment banking firm acceptable to the Holder (the "Appointed Firm") to make such determination. The parties shall use their best efforts to cause the Appointed Firm to resolve all disagreements as soon as practicable, but in any event within 45 days after the submission of the disputes to such Appointed Firm. The resolution of such disagreements and the determination of Fair Market Value by the Appointed Firm shall be final and binding on the Company and the Holder. The Appointed Firm will determine the allocation of its fees and expenses in connection with its determination of Fair Market Value based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Board of Directors claims that the Fair Market Value is $1,000 less than the amount claimed by the Holder, and if the Appointed Firm ultimately resolves the dispute by awarding the Holder $300 of the $1,000 contested, then the fees and expenses of the Appointed Firm will be allocated 70% (ie: 700/1000) to the Holder and 30% (i.e: 300/1000) to the Company.

              2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 2.

                   2.1 STOCK DIVIDENDS, SPLITS. If the Company shall (i) pay a dividend or make a distribution in shares of capital stock (whether shares of Common Stock or capital stock of any other class), (ii) effect a stock split or subdivide its outstanding Common Stock, (iii) effect a reverse stock split or combine its outstanding Common Stock into a smaller number of shares, or
(iv) effect any other reclassification or recapitalization, the Exercise Price in effect immediately prior thereto shall be adjusted so that upon the subsequent exercise of this Warrant the Holder hereof shall be entitled to receive the number of shares of capital stock of the Company which the Holder hereof would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this
Section 2.1 shall become effective immediately after the record date for any event requiring such adjustment or shall become effective immediately after the effective date of such event if no record date is set.

                   2.2 ADJUSTMENT OF WARRANT SHARES. Upon each adjustment of the Exercise Price pursuant to Section 2.1, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment; and dividing the product thereof by the Exercise Price resulting from such adjustment.

                   2.3 NOTICE. Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price, the number of shares issuable upon exercise of the Warrant and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the holder of this Warrant at the address of such Holder as in the records of the Company.

                   2.4 EFFECT OF CONSOLIDATION, MERGER OR SALE. This Warrant shall expire upon any consolidation or merger to which the Company is a party or upon any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, other than a consolidation, merger, sale or conveyance in which the Company is the continuing corporation or in the case of any statutory exchange of securities with another corporation (excluding any exchange effected in connection with a merger of a third corporation into the Company). Notice of any such consolidation, merger, sale, conveyance or statutory exchange, and of the expiration of this Warrant shall be mailed to the Holders of the Warrants not less than 30 days prior to such event.

                   2.5 NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment.

              3. RESERVATION OF COMMON STOCK. The Company hereby covenants and agrees that it shall at all times reserve and keep authorized and available for issuance, free of any preemptive rights or rights of first refusal, a sufficient number of Warrant Shares for the purpose of issuance upon exercise of this Warrant to permit the exercise of this Warrant in whole.

              4. REGISTRATION RIGHTS. The Holder shall be entitled to register the Warrant Shares pursuant to that certain Registration Rights Agreement dated March 20, 1996, by and among the Company, the Holder and certain other shareholders of the Company.


              5. LOSS, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

              6. WARRANT HOLDER NOT SHAREHOLDERS. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

              7. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed as set forth below:

              IF TO THE COMPANY:  SENDX MEDICAL, INC.
                                  1945 Palomar Oaks Way
                                  Carlsbad, California 92009
                                  Attn:  President

      or such other address as the Company has designated in writing to the Holder.

              IF TO THE HOLDER:   PPG Industries, Inc.
                                  One PPG Place
                                  Pittsburgh, Pennsylvania 15272
                                  Attn:  Treasurer

      or such other address as the Holder has designated in writing to the Company.

              8. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

              9. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the law of the State of California without giving effect to the principles of conflicts of law thereof.

              10. AMENDMENT. This Warrant may only be amended by written agreement of the Holder and the Company.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly
executed and delivered by its duly authorized officers as of the   20TH      day
of March, 1996.

                                       SENDX MEDICAL, INC.



                                       By:    /s/ DOUGLAS R. HILLIER
                                           ----------------------------------
                                           Its:  Chief Executive Officer

                                  ANNEX I TO WARRANT

                                SUBSCRIPTION AGREEMENT



      The undersigned holder of the Warrant to which this Subscription Agreement is attached as Annex I hereby (i) subscribes for ___________________ Warrant Shares (as defined in the Warrant) which the undersigned is entitled to purchase pursuant to the terms of such Warrant, and (ii) directs that the certificates evidencing such shares of Common Stock be issued and delivered to _______________________________. Payment of the Exercise Price will be made upon delivery of such certificates.

Date:
      ----------------

                             Signature


                             Type or Print Name


                             Street Address


                             City, State                              Zip Code